UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    August 2, 2010

HOMEFED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10153	33-0304982
(Commission File Number)	(IRS Employer Identification No.)

1903 WRIGHT PLACE, SUITE 220 CARLSBAD, CALIFORNIA	92008
(Address of Principal Executive Offices)	(Zip Code)

760-918-8200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of shareholders at the Company’s 2010 Annual Meeting of Shareholders held on August 2, 2010:

1.           Election of Directors

	For	Number of Shares Withheld	Broker Non-Votes
Patrick D. Bienvenue	6,078,217	39,520	1,501,237
Paul J. Borden	6,082,027	35,710	1,501,237
Timothy M. Considine	6,108,204	9,533	1,501,237
Ian M. Cumming	6,021,534	96,203	1,501,237
Michael A. Lobatz	6,089,108	28,629	1,501,237
Joseph S. Steinberg	6,083,249	34,488	1,501,237

2.           Approval of amendment of our certificate of incorporation.

For	6,852,926
Against	738,740
Abstentions	27,308
Broker non-votes	0

3.           Ratification of PricewaterhouseCoopers LLP, as independent auditors for the year ended December 31, 2010.

For	7,499,800
Against	117,162
Abstentions	2,012
Broker non-votes	0

Item 7.01.  Regulation FD Disclosure.

The information set forth in the Report of the Chairman of HomeFed Corporation delivered at the Annual Meeting of Stockholders on August 2, 2010, attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Report of the Chairman of HomeFed Corporation delivered at the Annual Meeting of Stockholders on August 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2010

HOMEFED CORPORATION

	By:	/s/ Erin N. Ruhe
		Name:	Erin N. Ruhe
		Title:	Vice President, Treasurer and Controller